Exhibit 99.1

  Sirenza Microdevices Reports Fourth-Quarter and Fiscal Year 2003 Results;
     Record Quarterly and Annual Revenues; 86% Year-Over-Year Fiscal Year
                                Revenue Growth

    BROOMFIELD, Colo., Jan. 27 /PRNewswire-FirstCall/ -- Sirenza Microdevices, Inc. (Nasdaq: SMDI), a leading designer and supplier of high-performance radio frequency (RF) components for communications equipment manufacturers, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2003. The reported results for the three and twelve-month periods ending December 31, 2003 include the results of the business acquired from Vari-L subsequent to May 5, 2003 (the acquisition date).

    Fourth-Quarter Financial Highlights
     --  Sequential net revenue growth of 28%
     --  Year-over-year quarterly revenue growth of 130%
     --  Gross margin of 40% as reported
     --  Gross margin of 44%, excluding the effects of certain charges(1)
     -- Net loss of $0.04 per share versus a net loss of $0.04 per share under GAAP for the third quarter
     -- Breakeven per share quarterly results on a management adjusted basis at $0.00 per share versus a third quarter net loss of $0.01 per share, excluding the effects of certain charges(1)
     --  Positive quarterly cash flow

    Sirenza's fourth-quarter net revenues were $13.3 million, compared with $10.4 million for the third quarter of 2003 and with $5.8 million for the fourth quarter of 2002. Factory direct sales were 85% of net revenues, compared with 81% sequentially and 41% year-over-year.
    The company's fourth-quarter net loss as reported under accounting principles generally accepted in the United States (GAAP) was $1.2 million, or a loss of $0.04 per basic share. This included a charge of $149,000 for the amortization of deferred stock compensation and charges of $431,000 for the amortization of acquisition-related intangible assets, and $589,000 for relocation and related expenses associated with the Vari-L acquisition and consolidation of the combined company's headquarters and manufacturing operations in Broomfield, Colorado.
    Sirenza's fourth-quarter net loss under GAAP compared sequentially with a net loss of $1.5 million, or a loss of $0.04 per basic share, and year-over-year with a net loss of $5.1 million, or a loss of $0.17 per basic share. The third-quarter 2003 net loss included a charge of $149,000 for the amortization of deferred stock compensation and charges of $431,000 for the amortization of acquisition-related intangible assets and $624,000 for relocation and related expenses associated with the Vari-L acquisition and consolidation of the combined company's headquarters and manufacturing operations in Broomfield, Colorado. The fourth-quarter 2002 net loss included charges of $224,000 for the amortization of deferred stock compensation, $48,000 for the amortization of intangible assets related to the acquisition of Xemod Incorporated, $391,000 for restructuring and an impairment charge of $2.9 million to reduce the fair market value of Sirenza's investment in Global Communications Semiconductors (GCS).
    Excluding the effects of the charges noted above, Sirenza's management-adjusted net loss for the fourth quarter was $68,000, or $0.00 per basic share. This compared sequentially with a management-adjusted net loss of $272,000, or a loss of $0.01 per basic share, and year-over-year with a management-adjusted net loss of $1.5 million, or a loss of $0.05 per basic share, excluding the effects of the charges noted above.
    "Fourth-quarter results exceeded our expectations for top-line growth and met our previously-stated goal of breakeven per share quarterly results on a management-adjusted basis," said Robert Van Buskirk, president and chief executive officer of Sirenza Microdevices. "Sirenza reached record levels for both annual and quarterly revenues and we continued our steady progress toward profitable operations on a management-adjusted basis. Order stability and demand have increased in our communications equipment and defense end-markets and we are seeing early signs of a potential improvement in the balance between buyer and seller regarding price and delivery requirements for our global commercial customers. We enter the new year poised to realize the full effects of our consolidated, cost efficient operations and to continue our progress on our key strategic and financial objectives, including expanding market share and achieving profitable, cash-flow positive results for fiscal year 2004."
    Sirenza's fourth-quarter 2003 gross margin under GAAP was 40%, including charges totaling $22,000 for the amortization of deferred stock compensation. This compared with 44% sequentially and with 52% a year earlier. Excluding the effects of the charges, management-adjusted gross margin for the fourth quarter of 2003 was 44%. In the aggregate, the company's research and development, sales and marketing, and general and administrative expenses for the fourth quarter of 2003 were $6.2 million, compared with $5.6 million sequentially and with $4.7 million a year ago.
    At December 31, 2003, Sirenza's total assets were $54.1 million, including cash and cash equivalents, restricted cash, short-term investments, and long-term investments of $14.5 million. Unrestricted cash and investments totaled $13.5 million. During the fourth quarter, the company added
$89,000 to cash and investments.
    For the twelve months ended December 31, 2003, Sirenza's net revenues were $38.5 million, compared with $20.7 million for fiscal year 2002. Factory direct sales were 75% of net revenues, compared with 47% for 2002.
    Sirenza's net loss under GAAP for the year ended December 31, 2003 was $6.2 million, or a loss of $0.19 per basic share. This included a charge of $631,000 for the amortization of deferred stock compensation and charges of $1.2 million for the amortization of acquisition-related intangible assets, $434,000 for restructuring, and $1.9 million for relocation and related expenses associated with the Vari-L acquisition and consolidation of the combined company's headquarters and manufacturing operations in Broomfield, Colorado. The net loss for the year under GAAP compared year-over-year with a net loss of $10.6 million, or a loss of $0.35 per basic share, which included charges of $1.0 million for the amortization of deferred stock compensation, $48,000 for the amortization of intangible assets related to the acquisition of Xemod Incorporated, $279,000 for restructuring, an impairment charge of $2.9 million to reduce the fair market value of Sirenza's investment in GCS and $2.2 million for acquired in-process research and development related to the acquisition of Xemod Incorporated.
    Excluding the effects of the charges noted above, Sirenza's management-adjusted net loss for 2003 was $2.0 million, or a loss of $0.06 per basic share. This compared with a management-adjusted net loss of $4.1 million or a loss of $0.14 per basic share for 2002, also excluding the effect of the charges noted above.

    Use of Non-GAAP Financial Measures
    In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of management-adjusted gross profit calculations excluding the effects of charges for the amortization of deferred stock compensation and relocation and related expenses and net loss calculations excluding the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, GCS impairment charges, restructuring, acquired in-process research and development and relocation and related expenses provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Readers are cautioned not to view management-adjusted results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with management-adjusted results for the fourth quarters and fiscal years 2003 and 2002, respectively, and the third quarter of 2003 in the financial statements below.

    Fourth-Quarter Teleconference and Webcast
    Sirenza management plans to host a teleconference at 1:45 p.m. PT /
4:45 p.m. ET today to discuss the company's fourth-quarter and fiscal year 2003 financial results and its current outlook for the first quarter and full year fiscal 2004. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com . The teleconference webcast will be archived on this site for one year, until January 27, 2005, and a telephonic replay will be available at (800) 405-2236, conference ID number 566797#, for one week, until February 3, 2004.
    Also available on the Investor Relations page of Sirenza's website will additional information to support the reconciliation of estimates of management-adjusted financial results for the first quarter of 2004, to be presented by the company in today's teleconference.

    Sirenza Microdevices, Inc.
    Headquartered in Broomfield, Colo., with design centers throughout the U.S., Sirenza Microdevices, Inc., an ISO 9001:2000-certified supplier (registered by QMI), is a leading supplier of high-performance RF components for the telecommunications markets. The company's product lines include amplifiers, power amplifiers, discrete devices, RF signal processing components, signal source components, hi-rel components, fiber optic components, and high-performance multi-component modules (MCMs) for transmit and receive applications. Product information may be found on Sirenza's website at www.sirenza.com .

    Forward-Looking Statements
    This news release contains forward-looking statements regarding future events or results, including Sirenza's expectations regarding its ability, in fiscal year 2004 and beyond, to achieve key strategic and financial objectives, including achieving profitable, cash-flow positive results; Sirenza's expectations regarding its ability to realize the strategic and financial potential of both Sirenza's business combination with Vari-L, including cost efficiencies from operations, and of Sirenza's broader technology and product portfolios and expanded sales channels; and Sirenza's expectations regarding increased order stability and demand in its communications and equipment and aerospace and defense end-markets and improvements in commercial customer pricing pressure. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include Sirenza's ability to successfully develop and release new products which meet customer demands and the acceptance and deployment of those products by Sirenza's intended customers; Sirenza's ability to coordinate different development and engineering teams; Sirenza's ability to successfully manage the risks associated with its new aerospace and defense business; Sirenza's ability to successfully manage downward pricing pressure on its products from commercial customers in the communications and equipment end-markets; Sirenza's ability to continue the successful transition of product sales volume worldwide to Sirenza's new and existing sales channels in Europe, Asia and North America without adversely impacting operating results; and possible delays by Sirenza's customers in the implementation of next-generation equipment, decreased demand for products that contain RF components, lower than expected OEM demand for increasing levels of integration, and/or exertion of downward pressure on the pricing of Sirenza's components. Each and all of these factors could be due to overall general economic or telecommunications market conditions, or conditions in the mobile and fixed wireless and wireline infrastructure markets, or otherwise. Additional factors include the possible underutilization of Sirenza's manufacturing facilities, whether as a result of the factors described above or otherwise. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza's filings with the Securities and Exchange Commission (SEC), specifically, Sirenza's Annual Report on Form 10-K filed on March 31, 2003 and Quarterly Report on Form 10-Q filed on November 12, 2003. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

     (1) Gross profit and net loss calculated to exclude certain charges are non-GAAP financial measures that exclude the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, GCS impairment charges, restructuring, acquired in-process research and development and/or relocation and related expenses.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20030820/SMDILOGO )


                          SIRENZA MICRODEVICES, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, except per share data)

                            Three Months Ended            Year Ended
                       December 31,  December 31, December 31, December 31,
                           2003          2002          2003         2002
                       (Unaudited)   (Unaudited)   (Unaudited)   (Audited)

     Net revenues          $13,295      $5,771       $38,510       $20,710
     Cost of revenues:
      Cost of product
       revenues              7,927       2,727        21,246         8,749
      Amortization of
       deferred stock
       compensation             22          28            90           138
        Total cost of
         revenues            7,949       2,755        21,336         8,887
     Gross profit            5,346       3,016        17,174        11,823
     Operating expenses:
      Research and
       development           2,391       2,015         8,611         6,960
      Sales and marketing    1,793       1,368         6,365         5,043
      General and
       administrative        2,002       1,292         6,696         4,914
      Amortization of
       deferred stock
       compensation            127         196           541           877
      Amortization of
       acquisition related
       intangible assets       431          48         1,213            48
      Impairment of
       investment in GCS        --       2,900            --         2,900
      In-process research
       and development          --          --            --         2,200
      Restructuring             --         391           434           279
        Total operating
         expenses            6,744       8,210        23,860        23,221

     Loss from operations   (1,398)     (5,194)       (6,686)      (11,398)
     Interest expense            8          18            39            66
     Interest and other
      income, net               44         170           422           959

     Loss before taxes      (1,362)     (5,042)       (6,303)      (10,505)

     Provision for
      (benefit from)
      income taxes            (125)         59          (125)           59
     Net loss              $(1,237)    $(5,101)      $(6,178)     $(10,564)
     Basic and diluted
      net loss per share   $ (0.04)     $(0.17)       $(0.19)       $(0.35)
     Shares used to compute
      basic and diluted net
      loss per share        33,866      29,912        32,383        29,856


                          Sirenza Microdevices, Inc.
       Reconciliation of GAAP Results with Management-Adjusted Results
                    (In thousands, except per-share data)
                                 (Unaudited)

    The following table reconciles the company's gross profit and net loss as reported under accounting principles generally accepted in the United States
(GAAP) with gross profit excluding the effects of charges for the amortization of deferred stock compensation and relocation and related expenses and net loss excluding the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, GCS impairment charges, restructuring, acquired in-process research and development and relocation and related expenses, as presented in the news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

                         Three Months Ended                 Year Ended
                December 31 September 30 December 31 December 31 December 31
                   2003         2003        2002        2003        2002

     Gross profit
      as reported
      under
      GAAP         $5,346      $4,608      $3,016       $17,174     $11,823

     Amortization
      of deferred
      stock
      compensation     22          22          28            90         138
     Relocation
      and related
      expenses        426         461          --         1,376          --
     Management-
      adjusted
      gross
      profit       $5,794      $5,091      $3,044       $18,640     $11,961

     Net loss as
      reported
      under
      GAAP        $(1,237)    $(1,476)    $(5,101)      $(6,178)  $(10,564)

     Amortization
      of deferred
      stock
      compensation  149       149          224             631       1,015
     Amortization
      of acquisition-
      related
      intangible
      assets        431       431           48           1,213          48
     Restructuring   --        --          391             434         279
     Impairment of
      investment
      in GCS         --        --        2,900              --       2,900
     In-process
      research and
       development   --        --           --              --       2,200
     Relocation
      and related
      expenses      589       624           --           1,874          --

     Management-
      adjusted
      net loss     $(68)    $(272)     $(1,538)        $(2,026)   $(4,122)

     Management-
      adjusted
      net loss
      per share
       Basic     $(0.00)   $(0.01)      $(0.05)         $(0.06)    $(0.14)
       Diluted   $(0.00)   $(0.01)      $(0.05)         $(0.06)    $(0.14)

     Shares used
      to compute
      management-
      adjusted
      net loss
      per share
       Basic     33,866    33,541       29,912          32,383      29,856
       Diluted   33,866    33,541       29,912          32,383      29,856


                          SIRENZA MICRODEVICES, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                    December 31, December 31,
                                                        2003          2002
                                                    (unaudited)

     Assets
     Current assets:
      Cash and cash equivalents                       $7,468        $12,874
      Short-term investments                           1,999          8,996
      Accounts receivable, net                         7,838          1,577
      Inventories                                      6,497          2,719
      Loans to Vari-L                                     --          3,417
      Other current assets                             1,093          1,184
      Total current assets                            24,895         30,767
      Property and equipment, net                      9,685          6,686
      Long-term investments                            4,015          9,025
      Investment in GCS                                4,600          4,600
      Vari-L acquisition costs and other assets        1,189          1,427
      Acquisition related intangibles, net             5,529            722
      Goodwill                                         4,219            737
       Total assets                                  $54,132        $53,964

     Liabilities and stockholders' equity
     Current liabilities:
      Accounts payable                                $4,379         $1,714
      Accrued expenses                                 2,530          2,790
      Deferred margin on distributor inventory         1,042          2,028
      Accrued restructuring                              887          1,853
      Capital lease obligations, current portion          65            459
        Total current liabilities                      8,903          8,844
        Total long-term liabilities                       56            143

     Stockholders' equity                             45,173         44,977
     Total liabilities and stockholders' equity      $54,132        $53,964


SOURCE  Sirenza Microdevices, Inc.
    -0-                             01/27/2004
    /CONTACT: Robert Van Buskirk, President and Chief Executive Officer of Sirenza Microdevices, Inc., +1-303-327-3192, ir@sirenza.com /
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030820/SMDILOGO
                       AP Archive:  http://photoarchive.ap.org
                       PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.sirenza.com /
    (SMDI)

CO:  Sirenza Microdevices, Inc.
ST:  Colorado
IN:  CPR TLS ECP HRD
SU:  ERN CCA